Exhibit 99.1
June 16, 2026

Steve Johnson to retire at end of year

Today, we are announcing that Steve Johnson, Vice Chair and Chief Strategy Officer, has elected to retire at the end of the year.

Steve has a long history with our airline, joining America West Airlines in 1995. During his first stint with us, he held a variety of positions, including Executive Vice President – Corporate. From 2003 to 2009, he was a partner at Indigo Partners, a private equity firm specializing in investments in the airline industry, before rejoining US Airways in 2009. He led our Corporate Affairs organization prior to being named to his current position.

Notably, while serving as Vice Chair, Steve stepped in to lead our Commercial organization for 18 months during a critical period to stabilize and reinvigorate the airline's commercial approach. Under Steve's leadership, American reached a groundbreaking new agreement with Citi, rebuilt our sales and distribution strategy, strengthened our network and partnerships, and made significant investments to renew our focus on delivering a world-class customer experience.

"After more than 30 years in the industry, Steve has informed me that he plans to retire later this year," said CEO Robert Isom. "To say he has played an important role at our airline is an understatement. On a personal note, Steve has been a trusted counselor, and he will be missed by many throughout the airline, including me. We are excited to have Steve for another few months, and we will have more to say about his career and celebrate his contributions as we get closer to his retirement."